Exhibit 99.1

News Release

LCA-Vision Announces ISS and Glass, Lewis Recommend Stockholders Vote in Favor of $5.37 per share Cash Acquisition by PhotoMedex

-Special Meeting of Stockholders to be held on May 7-

CINCINNATI (April 23, 2014) – LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, today announced that two leading proxy advisory firms, ISS Proxy Advisory Services and Glass, Lewis & Co., has each issued a recommendation that LCA-Vision Inc. stockholders vote in favor of all proposals related to its acquisition by PhotoMedex, Inc. for $5.37 per share in cash at its Special Meeting of Stockholders scheduled to be held on May 7, 2014.

Michael Celebrezze, Chief Executive Officer of LCA-Vision, said, “We are very pleased that the favorable recommendations by these two independent advisory firms validate the efforts by LCA-Vision’s board of directors to maximize the value of our company for our stockholders. We proceeded in our negotiations with utmost care and are confident that this proposed acquisition is in the best interests of all our constituencies.”

ISS said that “The offer represents a considerable premium, the board’s rationale appears sound, and the market reaction was positive.”

On February 13, 2014, LCA-Vision Inc. and PhotoMedex, Inc. entered into an Agreement and Plan of Merger providing for the acquisition of LCA-Vision by PhotoMedex. Pursuant to the terms of the merger agreement, a wholly owned subsidiary of PhotoMedex will be merged with and into LCA-Vision, with LCA-Vision surviving the merger as a wholly owned subsidiary of PhotoMedex. A Special Meeting of LCA-Vision Stockholders will be held on May 7, 2014 at the Queen City Club, 331 East Fourth Street, Cincinnati, OH 45202 at 9:00 a.m., Eastern time, to consider and vote on a proposal to adopt the merger agreement and related matters.

If you have any questions or require assistance in voting your proxy, please call our proxy solicitor Georgeson Inc. toll-free at (800) 676-0194.

About LCA-Vision Inc./LasikPlus®

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 60 LasikPlus® vision centers in the U.S., including 51 full-service LasikPlus® fixed-site laser vision correction centers and 9 pre- and post-operative LasikPlus® satellite centers. LCA-Vision has performed more than 1.3 million procedures since FDA approval of photorefractive keratectomy (PRK) in late 1995.

Forward-Looking Statements

Some portions of this press release and the Proxy Statement filed with the Securities and Exchange Commission as described below, particularly those describing LCA-Vision's strategies, operating expense reductions and business plans contain ''forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, including PhotoMedex's ability to consummate the announced acquisition of LCA-Vision, unexpected costs or unexpected liabilities that may arise from the announced acquisition, and the general risks associated with the businesses of PhotoMedex and LCA-Vision described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. LCA-Vision cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to LCA-Vision and are qualified in their entirety by this cautionary statement. LCA-Vision anticipates that subsequent events and developments may cause its views to change. The information contained in this press release speaks as of the date hereof and LCA-Vision does not have or undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

LCA-Vision Inc. (“LCA-Vision”) and its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of LCA-Vision stockholders to be held on May 7, 2014 to approve the merger of LCA-Vision with a subsidiary of PhotoMedex, Inc. (“PhotoMedex”). In connection with the proposed merger, LCA-Vision has filed with the Securities and Exchange Commission a Proxy Statement. The stockholders of LCA-Vision are advised to read in full the Proxy Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting because these documents contain important information. The Proxy Statement was mailed on or about March 28, 2014 to stockholders of LCA-Vision as of March 20, 2014, the record date for voting on the merger. The Proxy Statement can be obtained, without charge, at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the Proxy Statement and other documents relating to the special meeting may be obtained free of charge by directing a request to LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, Ohio 45236, Attn: Assistant Secretary, or (513) 792-9090.

For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise, LCA-Vision	Kim Sutton Golodetz, LHA
513-792-9292	212-838-3777
kgolodetz@lhai.com
@LHA_IR_PR

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